UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	22-3703799
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Prudential Plaza

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

THE PRUDENTIAL DEFERRED COMPENSATION PLAN FOR

NON-EMPLOYEE DIRECTORS

(Full Title of the Plan)

Susan L. Blount, Esq.

Senior Vice President and General Counsel

Prudential Financial, Inc.

Prudential Plaza

751 Broad Street

Newark, New Jersey 07102

(973) 802-7001

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Amount to Be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	400,000	$72.90	$29,160,000	$3,120.12
Deferred Compensation Obligations	$50,000,000	100%	$50,000,000	$5,350

(1)	The number of shares being registered represents a portion of the shares potentially issuable under The Prudential Deferred Compensation Plan for Non-Employee Directors. The Deferred Compensation Obligations are unsecured obligations of Prudential Financial Inc. to pay deferred compensation in the future in accordance with the terms of the Plan. Such indeterminate number of additional shares as may be issuable pursuant to the recapitalization provisions of the Plan is hereby also registered.

(2)	Computed pursuant to Rule 457(h) solely for purpose of determining the registration fee, based upon an assumed price of $72.90 per share, which was the average of the high and low prices of the Common Stock on September 13, 2006, as reported on the New York Stock Exchange.

Part I –

Information Required in the Section 10(a) Prospectus

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).

Part II –

Information Required in the Registration Statement

Incorporation of Certain Documents by Reference.

The registration statement on Form S-8 is being filed solely to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 and relating to The Prudential Financial, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Plan”) is effective. In accordance with General Instruction E on Form S-8, Prudential Financial, Inc. (the “Company”) hereby incorporates by reference the Company’s registration statement on Form S-8 (No. 333-102362) relating to the Plan, originally filed with the Securities and Exchange Commission on January 6, 2003.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 20th day of September, 2006.

PRUDENTIAL FINANCIAL, INC.

By:	/S/ Richard J. Carbone
	Name:	Richard J. Carbone
	Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of September, 2006.

Name	Title

/S/ Arthur F. Ryan	Chairman, Chief Executive Officer, President and Director
Arthur F. Ryan*

/S/ Richard J. Carbone	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Richard J. Carbone

/S/ Peter B. Sayre	Senior Vice President and Controller (Principal Accounting Officer)
Peter B. Sayre

/S/ Frederic K. Becker	Director
Frederic K. Becker*

/S/ Gordon M. Bethune	Director
Gordon M. Bethune*

/S/ Gaston Caperton	Director
Gaston Caperton*

/S/ Gilbert F. Casellas	Director
Gilbert F. Casellas*

/S/ James G. Cullen	Director
James G. Cullen*

/S/ William H. Gray, III	Director
William H. Gray, III*

/S/ Jon F. Hanson	Director
Jon F. Hanson*

/S/ Constance J. Horner	Director
Constance J. Horner*

/S/ Karl J. Krapek	Director
Karl J. Krapek*

/S/ Christine A. Poon	Director
Christine A. Poon*

/S/ James A. Unruh	Director
James A. Unruh*

*Signed by Attorney-in-Fact

/S/ Richard J. Carbone
Richard J. Carbone

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibits

5.1	Opinion of McCarter & English, LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of McCarter & English, LLP (included in Exhibit 5.1)

24.1	Powers of Attorney

5